UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Communications Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMUNICATIONS SYSTEMS, INC.

10900 Red Circle Drive
Minnetonka, Minnesota 55343

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 22, 2019

Dear Shareholders:

You are cordially invited to attend the 2019 Annual Meeting of Shareholders of Communications Systems, Inc. (“CSI” or the “Company”). The meeting will be held at the Company’s offices located at 10900 Red Circle Drive, Minnetonka, Minnesota, on Wednesday, May 22, 2019 beginning at 10:00 a.m., Central Daylight Time, for the following purposes:

1.	To elect five directors to the Board to serve a one-year term until the next Annual Meeting of Shareholders or until their respective successors have been qualified and elected;

2.	To ratify the appointment of Baker Tilly Virchow & Krause, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2019;

3.	To approve a 100,000 share increase in the Communications Systems, Inc. Employee Stock Purchase Plan; and

4.	To transact any other business that may properly come before the meeting.

The Board of Directors has fixed the close of business on March 27, 2019 as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

You may attend the meeting and vote in person, or you may vote by proxy. To ensure your representation at the meeting, please complete and submit your proxy, whether or not you expect to attend in person. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

By Order of the Board of Directors,

Roger H.D. Lacey, Chairman

Minnetonka, Minnesota

April 10, 2019

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS:

Copies of this Notice, the Proxy Statement following this Notice and the Annual Report to Shareholders are available at www.proxyvote.com

COMMUNICATIONS SYSTEMS, INC.
PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING

Information Regarding the Annual Meeting

This Proxy Statement is furnished to the shareholders of Communications Systems, Inc. (“CSI” or the “Company”) beginning April 10, 2019 in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders that will be held at the Company’s offices at 10900 Red Circle Drive, Minnetonka, Minnesota, on Wednesday, May 22, 2019, beginning at 10:00 a.m., Central Daylight Time, or at any adjournment or adjournments thereof.

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters disclosed in the Notice of 2019 Annual Meeting of Shareholders that accompanies this Proxy Statement. These include:

●	Elect five directors;

●	Ratify the appointment of Baker Tilly Virchow & Krause LLP (“Baker Tilly”) as our independent registered public accounting firm for the year ending December 31, 2019;

●	Approve a 100,000 share increase in the Company’s Employee Stock Purchase Plan.

We will also consider any other business that may properly be presented at the meeting, and management will report on CSI’s performance during the last fiscal year and respond to questions from shareholders.

How does the Board recommend that I vote?

The Board of Directors named in this proxy statement recommends a vote:

●	“FOR” the election of the five individuals recommended by the Board of Directors;

●	“FOR” the ratification of the appointment of Baker Tilly; and

●	“FOR” approval of a 100,000 share increase in the Employee Stock Purchase Plan.

Who is entitled to vote at the meeting?

If you were a shareholder of record at the close of business on March 27, 2019 (the “record date”), you are entitled to vote at the meeting. As of the record date, 9,308,521 of common stock were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name, you are the “shareholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of those shares, and your shares are held in street name. If you are a “street name holder,” you will receive a voting instruction card that appears very similar to a proxy card. Please complete that card as directed to ensure your shares are voted at the meeting.

What are the voting rights of the shareholders?

Holders of common stock are entitled to one vote per share. Therefore, a total of 9,308,521 votes are entitled to be cast at the meeting. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The presence of shareholders who can direct the voting of at least a majority of the outstanding shares of common stock as of the record date is considered a quorum. A shareholder is counted as present at the meeting if the shareholder is present and votes in person at the meeting or the shareholder has properly submitted a proxy by mail, telephone or Internet.

How do I vote my shares?

If you are a shareholder of record, you may give a proxy to be voted at the meeting either:

●	electronically, by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card; or

●	if you received printed proxy materials, you may also vote by mail or telephone as instructed on the proxy card.

If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions in the Notice of Internet Availability of Proxy Materials or, if you received printed proxy materials, you may also vote by mail or telephone by following the instructions in the voting instruction card provided to you by your broker, bank, trustee or nominee. The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you choose not to vote over the Internet or by completing a Proxy card, you may also vote in person at the meeting as described in “May I vote my shares in person at the meeting?” below.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card?

It means you hold shares of CSI stock in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card or, if you vote by telephone or via the Internet, vote once for each proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials you receive.

May I vote my shares in person at the meeting?

Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, however, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide to not attend the meeting. If you hold your shares in street name, you may vote your shares in person at the meeting only if you obtain a signed proxy from your broker, bank, trustee or other nominee giving you the right to vote these shares at the meeting.

What vote is required for the proposals to be approved?

●	Election of Directors. The five directors that receive the most votes will be elected to serve on the Board of Directors until the 2020 Annual Meeting of Shareholders.

●	Ratification of the appointment of Baker Tilly as our independent registered public accounting firm. The affirmative vote of a majority of the shares of common stock represented and entitled to vote on the proposal, if those shares represent more than 25% of the shares outstanding on the record date, is sufficient to approve this proposal.

●	Amendment of the Company’s Employee Stock Purchase Plan. The affirmative vote of a majority of the shares of common stock represented and entitled to vote on the proposal, if those shares represent more than 25% of the shares outstanding on the record date, is sufficient to approve this proposal.

How are votes counted?

Shareholders may either vote FOR or WITHHOLD authority to vote on the election of directors. Shareholders may vote FOR, AGAINST or ABSTAIN on Proposal Nos. 2 and 3.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you ABSTAIN from voting on a proposal, your abstention has the same effect as a vote against that proposal. If you WITHHOLD authority to vote for one or more of the nominees for director, this will have no effect on the election of any director from whom votes are withheld.

If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be present at the meeting for the purpose of determining a quorum, but are not considered entitled to vote on the proposal in question. Your broker or nominee has discretionary authority to vote your shares on the ratification of Baker Tilly as our independent registered public accounting firm even if your broker or nominee does not receive voting instructions from you, but may not vote your shares on any other matters without instructions from you.

May I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

●	by sending a written notice of revocation to our Corporate Secretary;

●	by submitting another properly signed proxy card at a later date to our Corporate Secretary;

●	by submitting another proxy by telephone or via the Internet at a later date; or

●	by voting in person at the meeting.

If you are a street name holder, please consult your broker, bank, trustee or nominee for instructions on how to change your vote.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees to forward proxy materials to beneficial owners of shares held in street name. Proxies may be solicited by telephone or facsimile, or personally by our directors, officers and regular employees. These individuals will receive no compensation (other than their regular salaries) for these services.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?

Under rules of the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials to our shareholders by providing access to these documents on the Internet instead of mailing printed copies. In general, you will not receive printed copies of the materials unless you request them. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet. If you would like to receive a paper copy or e-mail copy of the proxy materials, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.

How can a shareholder present a proposal at the 2020 Annual Meeting?

For a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2020 Annual Meeting, the written proposal must be received at our principal executive offices by the close of business on December 12, 2019. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

If a shareholder wishes to present a proposal at the 2020 Annual Meeting that would not be included in our Proxy Statement for that meeting, the shareholder must provide notice to us no later than February 25, 2020. Please contact the Corporate Secretary for a description of the steps to be taken to present a proposal.

How can a shareholder get a copy of the Company’s 2018 Report on Form 10-K?

Our 2018 Annual Report, including our Annual Report on Form 10-K for the year ended December 31, 2018, is available electronically with this Proxy Statement. If you were mailed a paper copy of this Proxy Statement, the 2018 Annual Report was included. The 2018 Annual Report, including our Form 10-K, is also available in the Investor Relations page of our website http://commsystems.com. Upon request, we will provide you copies of any exhibits to the Form 10-K upon payment of a fee covering our reasonable expenses in furnishing these exhibits. You can request exhibits to the Form 10-K by writing to the Corporate Secretary, Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343.

What if I do not specify a choice for a matter when returning a proxy?

Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your shares

●	For the election of each nominee to the Board of Directors set forth in Proposal No. 1;

●	For the ratification of Baker Tilly as our independent registered public accounting firm set forth in Proposal No. 2; and

●	For the 100,000 share increase in the Employee Stock Purchase Plan.

If any other matters come up for a vote at the meeting, the proxy holders will vote the shares they are entitled to vote, according to the recommendations of the Board of Directors or, if there is no recommendation, at their own discretion.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our Board of Directors presently consists of five directors, each serving a one-year term. The Board of Directors has nominated and recommends that the Company’s shareholders elect Roger H.D. Lacey, Richard A. Primuth, Curtis A. Sampson, Randall D. Sampson and Steven C. Webster. All currently serve as directors. The Board of Directors believes that each nominee will be able to serve as a director. The Board has determined that each nominee, with the exception of Roger H.D. Lacey, is independent.

Each nominee has indicated his willingness to serve if elected, but if any nominee is unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. The Company did not receive any shareholder nominations for director. Proxies cannot be voted for more than the number of nominees named in this Proxy Statement.

BOARD OF DIRECTORS

The following table sets forth information regarding the director and nominees named above, including information regarding their principal occupations currently and for the preceding five years.

Roger H.D. Lacey (68)	ROGER H.D. LACEY has served as the Company’s Chief Executive Officer since February 2015 and has served as the Executive Chairman of the Company’s Board of Directors since December 2018. He has been a Company director since 2008, served as Board Vice Chair from September 2013 until December 2018 and interim Chief Executive Officer from June 2014 until February 2015. Mr. Lacey was Senior Vice President of Strategy and Corporate Development at The 3M Company from 2009 to his retirement in 2013. He was the 3M Company’s Chief Strategy Officer and head of Global Mergers and Acquisitions from 2000 to 2013. Mr. Lacey’s career with 3M began in 1975; from 1989 to 2000 he held various senior positions including serving as Division Vice President of 3M Telecom Division. In addition, Mr. Lacey served as a member of the corporate venture capital board for internal and external new venture investments from 2009 to 2013. In addition, he is a Board member of Johnsonville Sausage Corporation, a leading US food company, and also a Senior Partner in CGMR Capital, a private equity firm. He is a member of the Board of Governors for Opus Business School, University of St. Thomas; a visiting Professor of Strategy and Corporate Development, Huddersfield University; a founding member of the Innovation Lab at MIT; and is a former Vice Chair of Abbott Northwestern Hospital Foundation. Mr. Lacey brings a unique perspective that combines familiarity with key telecommunication and data markets around the world combined with deep experience in strategic planning and business development.

Richard A. Primuth (73)	RICHARD A. PRIMUTH was elected as a director in October 2013 and currently serves as Chair of the Compensation Committee and as a member of the Audit & Finance Committee. Beginning January 1, 2018, Mr. Primuth began providing legal and business consulting services as an independent contractor. Prior thereto, for over 44 years, Mr. Primuth served as an attorney with the Minneapolis law firm of Lindquist & Vennum LLP, specializing in business law. He was a partner in this firm from 1977 until December 2011 when he became Of Counsel to the firm. Mr. Primuth’s business law practice was heavily focused on representing public and private corporations, securities offerings, mergers and acquisitions, and other complex business transactions. He served as the Company’s primary outside legal counsel from 1983 until he was elected to the Board in 2013. Upon being elected to the Board, he ceased providing any legal services to the Company. On December 31, 2017, Mr. Primuth retired from and ceased having any further association with Lindquist & Vennum LLP when it merged with and into Ballard Spahr LLP. The Board of Directors believes that Mr. Primuth’s significant experience in corporate governance, public offerings and other financings, capital markets, SEC compliance and reporting, mergers and acquisitions, spin offs, complex contract negotiations, and other business law areas, as well as his deep understanding of the Company, its history, markets and products, make him a significant resource as a Company director.

Curtis A. Sampson (85)	CURTIS A. SAMPSON has been a Company director since its inception in 1969. He served as Chairman of CSI’s Board for over 30 years until December 12, 2018, when he retired as Chairman and became Chairman Emeritus. He is also Chairman and a director of Canterbury Park Holding Corporation, a public company that owns and operates Canterbury Park Racetrack and Card Casino in Shakopee, Minnesota, He is a member of the Emeritus Board of Overseers of the University of Minnesota’s Carlson School of Management. Mr. Sampson was CSI’s Chief Executive Officer from 1969 to June 2007, when he retired from full time executive responsibilities. While CEO, in addition to providing leadership to CSI’s operations, Mr. Sampson managed numerous acquisitions and divestitures, including spin offs of two internally developed business units that were subsequently sold in transactions generating an aggregate of approximately $200 million in cash for their shareholders. Over the course of his career, Mr. Sampson has also served on other non-profit boards, telephone industry association boards and private company boards, including service as a director of the following public companies: Hector Communications Corporation (1990 to 2006), Nature Vision, Inc. (2001 to 2009) and North American Communications Corporation (1986 to 1988). The distinctive perspective Mr. C.A. Sampson brings to the Board is his knowledge, gained over 40 years leading the Company, of CSI’s business, operations, markets, vendors, customers and employees in combination with his experience in business acquisitions and divestitures, perspective gained from serving on other boards and extensive executive management experience.

Randall D. Sampson (60)	RANDALL D. SAMPSON has been a director since 1999 and the Lead Independent Director since December 2018. He currently serves as Chair of the Audit & Finance Committee, and also is a member of the Compensation Committee. Mr. R.D. Sampson is the son of C.A. Sampson. Mr. R.D. Sampson is the President, Chief Executive Officer, and a Board member of Canterbury Park Holding Corporation (“CPHC”), positions he has held since 1994. CPHC is a public company based in Shakopee Minnesota that, led by R.D. Sampson, re-launched a failed pari-mutuel race track and stimulated the revival of Minnesota’s horse breeding and training industries. Under his leadership, the Canterbury Park Racetrack has become a unique, family-friendly venue for live horse races and other entertainment, as well as pari-mutuel and card club wagering. Before becoming one of the three co-founders of CPHC in 1994, and after graduating from college with a degree in accounting, Mr. Sampson worked for five years in the audit department of a large public accounting firm where he earned his CPA certification, subsequently gained experience as a controller of a private company, served as a chief financial officer of a public company and managed Sampson family interests in horse breeding and training. The challenging nature of Canterbury Park’s business has demanded from its CEO an entrepreneurial mindset, attention to expense control, continuous innovation in marketing, and attention to the needs of customers, which, along with other qualities, Mr. R.D. Sampson uniquely brings to the governance responsibilities of the CSI Board.

Steven C. Webster (62)	STEVEN C. WEBSTER has served as a director since 2017. Since July 2013, Mr. Webster has served as Senior Fellow and Spencer Chair in Technology Management at the University of Minnesota. In this capacity, he teaches graduate classes in innovation for mid-career professionals and in business basics for graduate students in science and technology. From May 2005 to October 2012, Mr. Webster was Vice President of Research and Technology Commercialization for 3M Company’s Display and Graphics Business. In that role, he had responsibility for about 1,000 technical professionals worldwide, setting technology strategy and guiding key programs for a $4 billion global business. He directly led laboratories in Saint Paul, Minnesota; Austin, Texas; and Singapore. Over his 31-year career with 3M, Mr. Webster also held the executive position leading the global deployment of 3M Six Sigma; held R&D leadership roles in display technology, optical films, telecommunications, data storage and optical recording; and had business responsibility for fiber optics and test systems products in the 3M Telecom Systems Division. Prior to joining 3M, Mr. Webster was a Member of Technical Staff at Bell Laboratories in Holmdel New Jersey, from 1979 to 1981, where he worked on the first commercial fiber optics transmission system. Mr. Webster received a Master of Science in electrical engineering and computer science and a Bachelor of Science in electrical engineering from MIT in 1979. Mr. Webster currently serves on the Board of Directors and Executive Committee of the Guthrie Theater, and on the MIT Undergraduate Practice Opportunities Program Advisory Board. Mr. Webster brings deep experience in new product development, an understanding of telecommunications technology and business dynamics, expertise in the application of Six Sigma to improve business processes and significant executive level management skill, all qualities that will strengthen the Board’s oversight of the Company’s businesses.

Vote Required

Directors are elected by a plurality of the votes cast. Therefore, the five nominees who receive the highest number of votes will be elected as directors.

Board Voting Recommendation

The Board of Directors unanimously recommends that shareholders vote “FOR”
the election of each of the nominees named above as a director.

PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit & Finance Committee has selected Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. While the Audit & Finance Committee retains the sole authority to retain, compensate, oversee and terminate the independent registered public accounting firm, the Audit & Finance Committee is submitting the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accountants for ratification. In the event the shareholders do not ratify the appointment of Baker Tilly Virchow Krause, LLP, the Audit & Finance Committee will reconsider the selection.

Vote Required

Approval of this Proposal 2 requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on Proposal 2.

Board Voting Recommendation

The Board of Directors unanimously recommends shareholders Vote “FOR”
Proposal 2: Ratification of the Appointment of Baker Tilly Virchow Krause, LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following is a summary of the fees billed to the Company by Baker Tilly Virchow Krause, LLP for professional service for the year ended December 31, 2018 and 2017.

Fee Category	2018	2017

Audit Fees	$231,470	$188,500

Audit-Related Fees	0	0

Tax Fees	0	0

All Other Fees	0	0

Total Fees	$231,470	$188,500

Audit Fees. This category consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in our quarterly reports.

Audit-Related Fees. This category consists of fees billed for assurance and related services, such as the Company’s employee benefit plan audits that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not otherwise reported under “Audit Fees.”

Tax Fees. This category consists of fees billed for professional services for tax compliance, tax advice and tax planning. Assistance regarding federal and state tax compliance and acquisitions are provided to the Company by RSM US LLP.

All Other Fees. All other fees are fees for products and services other than those listed above.

Audit & Finance Committee Pre-approval Policies and Procedures

In addition to approving the engagement of the independent registered public accounting firm to audit the Company’s consolidated financial statements, the policy of the Audit & Finance Committee is to approve all use of the Company’s independent registered public accounting firm for non-audit services prior to any such engagement. To minimize relationships that could appear to impair the objectivity of the independent registered public accounting firm, the policy of the Committee is to restrict the non-audit services that may be provided to the Company by the Company’s independent registered public accounting firm primarily to tax services, merger and acquisition due diligence and integration services, and any other services that can clearly be designated as “non-audit” services.

Audit & Finance Committee Report

The Audit & Finance Committee is responsible for independent, objective oversight of the Company’s financial accounting and reporting by overseeing the system of internal controls established by management and monitoring the participation of management and the independent registered public accounting firm in the financial reporting process.

The Audit & Finance Committee held six meetings in 2018. The meetings were designed to facilitate and encourage private communication between the Committee and Baker Tilly Virchow Krause, LLP.

During the meetings, the Committee reviewed and discussed the Company’s financial statements with management and Baker Tilly Virchow Krause, LLP. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit & Finance Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Baker Tilly Virchow Krause, LLP also included the matters required by Statement on Auditing Standards (“SAS”) No. 61 (Communication with Audit Committees), as amended by SAS 89 and 90 (Audit Committee Communications).

Baker Tilly Virchow Krause, LLP provided to the Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and this information was discussed with Baker Tilly Virchow Krause, LLP.

Based on the discussions with management and Baker Tilly Virchow Krause, LLP, the Committee’s review of the representations of management and the report of the Baker Tilly Virchow Krause, LLP, the Audit & Finance Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

Submitted by the Audit & Finance Committee of the Company’s Board of Directors

Randall D. Sampson (Chair)     Steven C. Webster     Richard A. Primuth

CORPORATE GOVERNANCE AND BOARD MATTERS

General Information

Our Board is committed to sound and effective corporate governance practices. Our governance policies are consistent with applicable provisions of the rules of the SEC and the listing standards of the Nasdaq Capital Market (“Nasdaq”). We also periodically review our governance policies and practices in comparison to those suggested by authorities in corporate governance and the practices of other public companies.

You can access our corporate governance charters and other related materials by following links on the “Corporate Governance” page of our website http://commsystems.com.

The Board, Board Committees and Meetings

Meeting Attendance. Our Board meets regularly during the year to review matters affecting our Company and to act on matters requiring Board approval. Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders. During 2018, the Board met six times. Each director attended at least 80% of the meetings of the Board and committees on which he served, and all directors attended the 2018 Annual Meeting of Shareholders.

Board Committees. Our Board has established two standing committees: Audit & Finance and Compensation. Only members of the Board serve on these committees. Following is information about each committee:

Audit & Finance Committee. The Audit & Finance Committee is responsible for the engagement, retention and replacement of the independent registered public accounting firm, approval of transactions between the Company and a director or executive officer unrelated to service as a director or officer, approval of non-audit services provided by the Company’s independent registered public accounting firm, oversight of the Company’s internal controls and the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. The Company’s independent registered public accounting firm, reports directly to the Audit & Finance Committee. The Audit & Finance Committee operates under a formal charter that is reviewed annually and was most recently revised amended on November 3, 2016. The current members of the Audit & Finance Committee are Richard A. Primuth, Randall D. Sampson (Chair) and Steven C. Webster. Mr. Primuth, Mr. Sampson and Mr. Webster are each independent under SEC Rules and NASDAQ listing standards. In addition, the Board has determined that Randall D. Sampson qualifies as the Committee’s financial expert. The Audit & Finance Committee met six times during 2018.

Compensation Committee. The Compensation Committee is responsible for the overall compensation strategy and policies of the Company; reviews and approves the compensation and other terms of employment of the Company’s chief executive officer and other executive officers, subject to final Board approval; oversees the establishment of performance goals and objectives for the Company’s executive officers; administers the Company’s incentive compensation plans, including the Company Employee Stock Purchase Plan; considers the adoption of other or additional compensation plans; and provides oversight and final determinations with respect to the Company’s 401(k) plan, employee stock ownership plan and other similar employee benefit plans. The Committee operates under a Board-approved charter that is reviewed annually and was most recently amended on March 7, 2014. The current members of the Compensation Committee are Richard A. Primuth (Chair), Randall D. Sampson, and Steven C. Webster. Each Compensation Committee member is independent under Nasdaq standards. The Committee met three times in 2018.

Director Independence

The Board has adopted director independence guidelines that conform to the definitions of “independence” set forth in Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3 under the Securities Exchange Act of 1934 and listing standards of Nasdaq. In accordance with these guidelines, the Board has reviewed and considered facts and circumstances relevant to the independence of each of our directors and director nominees and has determined that each of the following incumbent directors qualifies as “independent” under Nasdaq listing standards: Richard A. Primuth, Curtis A. Sampson, Randall D. Sampson and Steven C. Webster.

Selecting Nominees for Election to the Board

In selecting nominees for election to the Board at the 2019 Annual Shareholders Meeting, the independent directors (Messrs. Primuth, C.A. Sampson, R.D. Sampson and Webster) assessed the existing composition of the Board, in part to ensure the Board reflects an appropriate balance of knowledge, experience, skills, expertise, diversity, and independence to enable the Board to meet the challenges it may confront. These directors also reviewed the Board composition to determine the qualifications and areas of expertise needed to further enhance the Board’s ability to fulfill its responsibilities. After this consultation, the independent directors recommended to the full Board that the five existing directors be nominated for reelection at the 2019 Annual Meeting of Shareholders.

Although the Board does not have a formal policy regarding diversity, in addition to minimum requirements of integrity, ability to make independent analytical inquiries, personal health and a willingness to devote adequate time and effort to Board responsibilities, the Board seeks individuals who reflect diversity in background, education, business experience, skills, business relationships and associations and other factors that will contribute to the Board’s governance of the Company.

In making recommendations regarding nominees for election as directors, the Board will consider qualified candidates who are proposed by our shareholders. Shareholders can submit qualified candidates, together with appropriate biographical information, to the Corporate Secretary at: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Any shareholder desiring to submit a director candidate for consideration at our 2020 Annual Meeting of Shareholders must ensure that the submission is received by the Company no later than December 12, 2019 to provide adequate time for the Board to properly consider the candidate.

Shareholders may directly nominate an individual for election to the Board at our shareholders meeting by following procedures in our Bylaws. A shareholder wishing to formally nominate an individual to election to the Board at future shareholder meetings should follow the procedure set forth below under the caption “Other Information – Shareholder Proposals for 2020 Annual Meeting -- Shareholder Nominations.”

Board Leadership

On December 12, 2018, Communications Systems, Inc. (“CSI’’ or the “Company”) announced that Curtis A. Sampson had retired as Chairman of the Board of Directors, but would continue to serve as a Board member with the title Chairman Emeritus.

CSI’s Chief Executive Officer and Vice Chairman Roger H.D. Lacey has been named as the new Executive Chairman of the CSI Board of Directors. Mr. Lacey will continue to serve as Chief Executive Officer of CSI, but the Company anticipates that it will appoint a new Chief Executive Officer in 2019 to lead CSI.

In connection with these changes, CSI Board member Randall D. Sampson, Curt Sampson’s son and Chief Executive Officer of Canterbury Park Holding Corporation, has been named as the Company’s new Lead Independent Director. Randall Sampson has served as a CSI director since 1999, and currently serves as Chair of the Board’s Audit & Finance Committee.

Mr. Richard Primuth, in addition to his other director responsibilities, has been designated as Board Secretary. In this capacity, he is responsible for keeping minutes of the Board and committee meetings, developing and maintaining an annual calendar of Board and Committee meetings and responsibilities, facilitating the flow of information regarding business operations and results to the Board, assisting the Executive Chairman and CEO to develop agendas for Board meetings, and providing company officers with Board level input on pending legal matters, material contracts, corporate developments and other developments in the Company’s business.

Board’s Role in Managing Risk

In general, management is responsible for the day-to-day management of the risks the Company faces, while the Board, acting as a whole and through the Audit & Finance Committee, has oversight responsibility for risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Members of senior management attend the regular meetings of the Board and are available to address questions and concerns raised by the Board related to risk management. In addition, the Board regularly discusses with management, the Company’s independent registered public accounting firm and the internal auditor, identified major risk exposures, their potential financial impact on the Company, and steps that could be taken to manage these risks.

The Audit & Finance Committee assists the Board in fulfilling its risk management oversight responsibilities in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Audit & Finance Committee reviews the Company’s financial statements and meets with the Company’s independent registered public accounting firm and internal auditor at least four times each year to review their respective reports on the adequacy and effectiveness of our internal audit and internal control systems, and to discuss policies with respect to risk assessment and risk management.

Director Compensation

Compensation information paid to non-employee directors of the Company in 2018 is set forth under the caption “Director Compensation.”

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct (the “Code”) applicable to all of the Company’s officers, directors, employees, and consultants that establish guidelines for professional and ethical conduct in the workplace. The Code also contains a special set of guidelines applicable to the Company’s senior financial officers, including the chief executive officer, principal financial officer, principal accounting officer, and others involved in the preparation of the Company’s financial reports.

These guidelines are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by the Company, and compliance with laws, rules and regulations concerning this periodic reporting. A copy of the Code is available by following links on the “Corporate Governance” page of our website at http://commsystems.com, and is also available, without charge, by writing to the Company’s Corporate Secretary at: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343.

Contacting the Board of Directors

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual director at Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual director, as appropriate, depending on the facts and circumstances described in the communication received. By way of example, a complaint regarding accounting, internal accounting controls or auditing matters would be forwarded to the Chair of the Audit & Finance Committee for review. Complaints and other communications may be submitted on a confidential or anonymous basis.

PROPOSAL 3 –APPROVAL Of a 100,000 SHARE INCREASE IN THE COMMUNICATIONS SYSTEMS, INC. Employee Stock Purchase Plan

At our 2019 Annual Meeting, shareholders will be asked to approve amendments to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares issuable under the Purchase Plan by 100,000 shares to 700,000 shares.

Proposed Amendment to Purchase Plan to Increase Authorized Shares

The Purchase Plan originally authorized the issuance of 100,000 shares of common stock pursuant to options granted pursuant to its terms. The number of shares authorized for issuance was increased to 600,000 shares pursuant to amendments approved at annual shareholder meetings in 1995, 1998, 2002, 2009, and 2015 that provided for successive 100,000 share increases in the number of authorized shares. At December 31, 2018, pursuant to options granted under the Purchase Plan, the Company had issued 576,409 of the 600,000 shares authorized and 23,591 were available for future issuers.

On February 19, 2019, the Board of Directors approved an amendment of the Purchase Plan, subject to the ratification and approval by the shareholders, to increase the total number of shares available under the Purchase Plan by 100,000 shares to a total of 700,000 shares. If shareholder approval to increase the number of shares authorized for issuance under the Purchase Plan is not obtained, it is likely it would be necessary to suspend operation of the Purchase Plan in fiscal 2019.

The Board of Directors believes that the Purchase Plan has provided material benefits to the Company and its employees and deems it prudent to increase the shares available for grant under the Purchase Plan by 100,000 shares to enable the continued grant of options and exercise of options pursuant to the terms and conditions of the Plan for the next several years.

Summary of Terms of the Purchase Plan

The following is a brief summary of the Purchase Plan and the principal changes made by amendments approved by the Board as currently in affect.

The Purchase Plan is administered by a Committee consisting of not less than three members who are appointed by the Board of Directors. Each member of such Committee must be a director, officer or an employee of the Company. Currently, the Purchase Plan is administered by the Compensation Committee.

The Purchase Plan is intended to be a “qualified” plan under Section 423 of the Internal Revenue Code. Under the Internal Revenue Code, as amended to date, no income will result to a grantee of an option upon the granting or exercise of an option, and no deduction will be allowed to the Company. The gain, if any, resulting from a disposition of the shares received by a Participant, will be reported according to the provisions of Section 423, Internal Revenue Code of 1954, as amended, and will be taxed in part as ordinary income and in part as capital gain. Eligible employees may voluntarily elect to participate in the Purchase Plan by completing a payroll deduction authorization form provided by the Company and delivering it to the Company or its designated representative prior to the commencement date of any Phase of the Purchase Plan. Payroll deductions are limited to 15% of a Participant’s base pay for the term of that Phase of the Purchase Plan.

A Participant who is employed by the Company as of the commencement date of a Phase of the Purchase Plan will be granted an option as of such date to purchase a number of full shares of Company common stock to be determined by dividing (i) the total amount to be credited to that Participant’s account through payroll contributions by (ii) the option price, subject to certain limitations outlined in the Purchase Plan. Under the proposed amendments to the Purchase Plan, prior to the commencement of a Phase of the Purchase Plan, the Committee will, in its discretion, determine the discount to be applied in establishing the option price for shares of common stock to be purchased at the end of that Phase. The option price will be a percentage of the fair market value of such shares at the end of the Phase, which will not be less than 85% of such fair market value (a 15% discount). The Committee also has the discretion to impose restrictions on the resale of purchased shares if it decides that this better promotes long-term ownership.

A Participant’s option for the purchase of shares is exercised automatically on the last day of the Phase of the Purchase Plan, unless a Participant gives written notice to the Company prior to such date as to an election not to exercise. A Participant may, at any time prior to the Termination Date of a Phase of the Purchase Plan, give written notice to the Company that he or she does not wish to continue to participate in the Purchase Plan. Upon receipt of this notice, all payroll deductions credited to the Participant’s account will be returned to the participant and no further payroll deductions will be made during that Phase of the Purchase Plan. All payroll deductions credited to the Participant’s account because he or she discontinues participation are refunded without interest.

Any employee, including an officer of the Company, who, at least one day prior to the commencement date of a Phase of the Purchase Plan, is customarily employed by the Company for more than 15 hours per week, will be eligible to participate in the Purchase Plan. For any Phase of the Purchase Plan, the Company may also choose to further exclude one or more of the following categories of employees, so long as the exclusions are applied in an identical manner: employees employed less than two years; employees whose customary employment is 20 hours or less per week; employees whose customary employment is not more than five months a calendar year; highly compensated employees (as defined in Code Reg. § 1.423-2(e)); employees employed by a Subsidiary that does not adopt the Purchase Plan with the consent of the Company; and, employees who are citizens or residents of a foreign jurisdiction if the grant of the option is prohibited under the laws of such foreign jurisdiction, or if the compliance with the laws of the foreign jurisdiction would cause the Purchase Plan to violate Code Section 423 and the regulations promulgated thereunder.

The Committee or the Board may amend the Purchase Price from time to time, except that shareholder approval is required for certain material changes, such as increasing the number of shares available for purchase under the Purchase Plan, and except that no amendment may make changes in options already granted that would adversely affect the rights of any participants. A copy of the Purchase Plan reflecting the amendments adopted by the Board and proposed for adoption by the Shareholders on May 22, 2019 at the Annual Shareholders Meeting has been filed with the Securities and Exchange Commission as Appendix A to this Proxy Statement. In addition, the Company will provide a copy of the Purchase Plan to any shareholder upon written request submitted to: Corporate Secretary, Communications Systems Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343.

Registration with SEC

If shareholder approval to increase the number of shares authorized for issuance under the Purchase Plan, as amended, is received, the Company will file a Registration Statement covering the additional shares authorized with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Vote Required

The affirmative vote of a majority of the outstanding shares of the Company’s common stock voting at the meeting in person or by proxy is required for approval of the proposed amendment to the Company’s Purchase Plan.

Board Voting Recommendation

The Board of Directors recommends that shareholders vote “FOR” Proposal 3: Approval of a 100,000 Share Increase in the Communications Systems, Inc. Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Summary Ownership Table

The following table sets forth ownership of the Company’s common stock by (i) each person known by the Company to own of record or beneficially 5% or more of the Company’s common stock, (ii) each director and nominee for director, (iii) each current Named Executive Officer (as defined below in the “Summary Compensation Table”) and (iv) all officers and directors of the Company as a group, in each case based upon information available as of March 27, 2019 (unless otherwise noted). As indicated by footnote, the table includes (i) shares subject to options that may be exercised within 60 days of March 27, 2019; (ii) restricted stock units (“RSUs”) that will be settled in shares within 60 days of March 27, 2019; and (iii) shares allotted to an individual’s account under the Communications Systems, Inc. Employee Stock Ownership Plan (“ESOP shares”) as of December 31, 2018.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Curtis A. Sampson †
10900 Red Circle Drive
Minnetonka, MN 55343	1,247,367	(1)	13.3%

GAMCO
One Corporate Center
Rye, NY 10580	842,477	(2)	9.1%

Renaissance Technologies Holdings Corp
800 Third Avenue
New York, NY 10022	480,195	(3)	5.2%

BML Investment Partners, L.P.
65 E Cedar – Suite 2
Zionsville, IN 46077	542,434	(4)	5.8%

Dimensional Fund Advisors LP
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746	452,978	(5)	4.9%

Communications Systems, Inc. Employee Stock Ownership Plan
10900 Red Circle Drive
Minnetonka, MN 55343	786,652	(6)	8.5%

Roger H.D. Lacey †	258,075	(7)	2.7%

Mark Fandrich †	40,592	(8)	*

Scott Otis †	90,899	(9)	1.0%

Richard A. Primuth †	112,892	(10)	1.2%

Randall D. Sampson †	166,736	(11)	1.8%

Steven C. Webster †	22,500	(12)	*

All directors and executive officers as a group (7 persons)	2,087,478	(13)	21.50%

*	Indicates less than one percent ownership.

†	A Director or a Named Executive Officer of the Company.

(1)	Includes 682,349 shares owned by Mr. Curtis A. Sampson directly, 430,000 shares held indirectly in irrevocable trusts for the benefit of Mr. Sampson’s children and grandchildren, of which Mr. Sampson is a trustee and as to which he disclaims beneficial interest, 26,114 shares owned by his spouse, as to which beneficial ownership is disclaimed, 71,423 shares subject to options, and 37,481 ESOP shares.

(2)	The aggregate number of shares includes 306,316 by Gabelli Funds, LLC; 527,161 by GAMCO Asset Management, Inc., and 9,000 by MJG Associates, Inc., according to a Schedule 13D/A filed with the SEC on December 4, 2018.

(3)	According to a Schedule 13G filed with the SEC on February 12, 2019.

(4)	BML Investment Partners, L.P. is a Delaware limited partnership whose sole general partner is BML Capital Management, LLC. The managing member of BML Capital Management, LLC is Braden M. Leonard. As a result, Braden M. Leonard is deemed to be the indirect owner of the shares held directly by BML Investment Partners, L.P., based on a Schedule 13G/A filed with the SEC on February 6, 2019 filed. The reporting persons disclaim that they constitute a statutory group within the meaning of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934.

(5)	The aggregate number of shares held by Dimensional Fund Advisors LP (“Dimensional”) is owned by four investment companies and other commingled group trusts and separate accounts. In its role as investment advisor, Dimensional is deemed to have beneficial ownership of the securities as reported on Schedule 13G filed with the SEC on February 8, 2019.

(6)	Messrs. Roger H.D. Lacey, Randall D. Sampson and Mark Fandrich serve as Trustees of the CSI ESOP, and disclaim beneficial ownership of the shares held by the CSI ESOP, except for shares allocated to their respective accounts.

(7)	Includes 69,869 shares owned by Mr. Lacey directly, 182,049 shares subject to options and 6,157 ESOP shares.

(8)	Includes 5,337 shares owned by Mr. Fandrich directly, 30,538 shares subject to options and 4,717 ESOP shares.

(9)	Includes 7,354 shares owned by Mr. Otis directly, 76,652 shares subject to options, and 6,893 ESOP shares.

(10)	Includes 26,129 shares owned by Mr. Primuth directly and 86,763 shares subject to options

(11)	Includes 64,161 shares owned by Mr. Sampson directly, 34,200 shares owned by his spouse and children, and 68,375 shares subject to options.

(12)	Includes 22,500 shares subject to options.

(13)	Includes 876,982 shares owned by officers and directors as a group directly, 649,978 shares subject to options, 60,314 shares held by their respective spouses and children, 430,000 shares held in trusts and 70,204 ESOP shares.

EXECUTIVE COMPENSATION

The Company is a global provider of connectivity infrastructure and services for deployments of broadband networks. Our operations are conducted primarily through our Suttle, Inc. (“Suttle”), Transition Networks, Inc. (“TN”) and JDL Technologies, Inc. (“JDL”) business units.

This section discusses our executive compensation objectives and policies, forms of compensation, and compensation related to services in 2018 paid or potentially payable to the Named Executive Officers identified below under the Summary Compensation Table (“NEOs”), as well as other senior executives (collectively, with the NEOs, the “Senior Executives”).

Compensation Philosophy and Objectives

The Company’s approach to executive compensation of the Company’s Senior Executives is based on the following objectives:

●	To align compensation with shareholder interests;

●	To reward both annual and long-term financial performance;

●	To provide pay opportunities comparable to opportunities at companies with which the Company competes for management talent; and

●	To maintain internally fair and equitable compensation levels and practices.

The Company has generally structured its annual and long-term incentive compensation to be “performance-based.” In addition, when determining how much performance-based compensation should be paid in cash versus granting stock options or other awards payable in stock (collectively “Equity Awards”), the Committee has generally emphasized paying long-term compensation through Equity Awards.

Role of the Compensation Committee and Information Used to Determine Compensation

One of the Compensation Committee’s primary responsibilities is to review and approve, or recommend for Board approval, compensation paid to the Company’s Chief Executive Officer, the NEOs, and other Senior Executives. The Compensation Committee (“Committee”) carries out this responsibility pursuant to a Board-approved written charter. The Committee is subject to Board oversight, and other Board members frequently participate in deliberations related to executive compensation. Additional information regarding the primary responsibilities of the Committee and its current members is provided above under the caption “Corporate Governance and Board Matters – the Board, Board Committees and Meetings.”

Under its charter, the Committee has the authority to select, retain, and compensate executive compensation consultants and other experts that it deems necessary to carry out its responsibilities. Since November 2015, the Committee has, from time to time, engaged Total Rewards Group (“TRG”), a compensation consulting firm, to study and make recommendations regarding our compensation program. This included an evaluation of our base compensation for Senior Executives to determine whether we were paying “competitive” compensation and whether our approach to compensation was generally in line with “best practices” for public companies. The Committee selected TRG without a recommendation by management and TRG reported directly to the Committee.

The Committee also uses industry surveys to evaluate base compensation and total compensation paid to our Senior Executives. In some years, the Committee has relied on studies prepared by Company employees based on surveys of manufacturing companies of similar size. In other years, this information has been supplied by our compensation consultant. In addition, the Committee periodically compares compensation it pays to Senior Executives to compensation paid by a limited number of specific companies in similar industries, and of similar size and scope (“comparator group”) so that it has comparative data for assessing the Company’s market position in compensation levels and practices.

Base Salaries

Base salaries of the Company’s executive officers are established by reference to average base salaries paid to executives in similar positions with similar responsibilities using information supplied by compensation consultants and other sources. Base salaries are generally reviewed annually in December of each year and adjustments are made effective as of January 1 of the following year. From time to time, however, promotions and other events require adjustments at other points in the year. While emphasis is placed on measurable financial factors, when it determines base salaries, the Committee also considers factors such as development and execution of strategic plans, changes in areas of responsibility, potential for assuming greater responsibility and the development and management of employees. The Committee does not, however, assign specific weights to these various quantitative and qualitative factors in reaching its decisions.

The following table shows the base salary paid to each NEO in 2018.

Named Executive Officer	Position	Annual Rate of Base Salary ($)
Roger H. D. Lacey	Chief Executive Officer	330,000

Mark Fandrich	Group Business President, Treasurer, and Chief Financial Officer	233,200

Scott Otis	Group Business President and General Manager, Transition Networks, Inc. and Net2Edge	227,862

Annual Bonus Plan

Bonuses are paid under the Company’s Annual Bonus Plan (“Bonus Plan”) to NEOs and other Senior Executives during the course of and following the end of each fiscal year based on achievement in relation to objective financial goals set at the beginning of the fiscal year. These bonuses are intended to provide Senior Executives with an opportunity to receive additional cash compensation upon attainment of pre-established performance goals.

At the beginning of each fiscal year, the Committee determines what objective performance measures it will use to assess performance by the Company overall and by each business unit. In addition, the Committee assigns a percentage weight to the various measures that are applied when determining the total bonus to be paid to each executive. The Committee concurrently determines specific goals for each of these performance measures. Most performance measures for business unit performance have three goals to which achievement is compared, defined as “threshold,” “target” and “maximum,” with “target” goals generally being equal to the Company’s budget for that performance measure.

Bonus Compensation of Named Executive Officers

The potential bonuses for the Chief Executive Officer and Chief Financial Officer were based on overall Company consolidated performance. Each Business Unit Leader is typically paid a bonus based on the performance of the business unit he manages. Whether and to what extent bonus compensation is paid to him is determined following the end of quarterly or annual periods. For certain performance measures, a comparison of achievement to performance goals is made after the end of each of the four quarters or after the first half and second half of the year, as well as after year end. With respect to these measures, we compare quarterly results and annual results to goals, and a bonus is paid if quarterly or annual performance is generally at least 80% of the target goal for that performance measure. For other performance measures, a comparison of achievement to performance goals is made quarterly or after twelve months. With respect to these measures, we compare quarterly or twelve-month results to goals, and a bonus is paid if achievement is at least 80% of the target goal for that performance measure.

Concurrent with determining and assigning weight to the various performance measures, and the goals against which achievement is measured, the Committee determines a “target” bonus opportunity and a “maximum” bonus opportunity that may be earned by each executive as a percentage of his base salary if actual performance exceeds applicable threshold performance goals. In 2018, the “target” annual bonus opportunity for the Senior Executives ranged from 40% to 70% of their respective base salaries, and their respective “maximum” bonus opportunities were approximately 60% to 105% of their respective target bonus opportunities if actual achievement equaled or exceeded maximum performance goals. The target annual bonus for the CEO and CFO were based on operating income targets for the three principal business units (weighted 50.3% with respect to Transition Networks’ performance, 41.2% as to Suttle’s performance, and 8.5% as to JDL’s performance).

The following table presents for 2018: (i) the performance measures for the CSI and TN business units; (ii) the relative weight assigned to each of the performance measures in determining overall performance of the business units; (iii) target achievement levels for each performance measure selected; and (iv) actual 2018 achievement as a percentage of the target goal.

Performance Measure	% Weight	Annual Target Goal ($)	% of Target Performance Achieved
TN
Total Revenue	24%	39,102,000	95%
Operating Income	40%	1,000,000	188%
New Product Revenue	16%	10,000,000	121%
TN Operating Income	10.1%	1,000,000	188%
Suttle Operating Income	8.2%	50,000	0%
JDL Operating Income	1.7%	50,000	0%
CSI
TN Operating Income	50.3%	1,000,000	188%
Suttle Operating Income	41.2%	50,000	0%
JDL Operating Income	8.5%	50,000	0%

Bonuses Paid Pursuant to the 2018 Annual Bonus Plan

The table below presents the bonus opportunity under the Annual Bonus Plan for the three NEOs as a percentage of their respective base salaries upon achievement of “target” goals for each performance measure (weighted as indicated above), the dollar value of the opportunity at target achievement, and the actual amount paid in cash to the NEOs based on actual achievement in relation to goals for performance measures under the Company’s 2018 Annual Bonus Plan.

Named Executive Officer	Bonus Opportunity as % of 2018 Base Salary at Target Achievement	Dollar Value of Bonus Opportunity at Target Achievement	Annual Bonus Paid Based on Actual Achievement

Roger H. D. Lacey	70%	$231,000	$174,311

Mark Fandrich	55%	$128,260	$96,784

Scott Otis	40%	$91,115	$95,650

Discretionary Bonuses

The Committee and the Board believe the most appropriate approach to paying annual bonus compensation is one in which executives are measured against predetermined objective performance measures and performance goals. However, from time to time, in limited and extraordinary circumstances, the Committee and the Board also believe, it is in the best interest of the Company and its shareholders to pay discretionary bonuses.

Overview of Long-Term Incentive Compensation

Our Senior Executives have been given, over the last several years, the opportunity to earn long-term, incentive compensation by means of the following forms of incentive awards:

●	Long Term Incentive Awards (“LTI Awards”). LTI Awards provide the opportunity to earn a payout in Company stock or cash after the end of three-year performance periods, to the extent earned by actual performance compared to performance goals.

●	Stock Options. Stock Options are granted on an annual basis, vest over four years beginning one year after the award is made, and only provide value to the executive if the Company’s stock price increases over the option exercise price.

Long-term incentive compensation opportunities for our NEOs and other Senior Executives are determined under a two-step process. First, the Committee determines the total “target” opportunity (expressed as a percentage of base compensation) for each Senior Executive to earn long-term incentive compensation (the “Total Target LTI Opportunity”). Over the last several years this percentage has ranged from 20% to 100% of the Senior Executive’s base compensation. Second, an allocation of the Total Target LTI Opportunity is then made to LTI Awards and Stock Options. For 2018, the Committee allocated 75% of each executive’s Total Target LTI Opportunity to an LTI Award and 25% to Stock Options

LTI Awards

LTI Awards may be “Performance Share Units” or “Performance Cash Units.” LTI Awards that are performance-based and payable in stock following the end of the three-year period are defined as “Performance Share Units” or “PSUs” under our incentive compensation plan. The number of PSUs awarded to each NEO is determined by dividing the dollar value of the NEO’s LTI Award by the average price of the Company’s stock over a 20-business-day period beginning on or about March 1 of each year. Each PSU represents the potential issuance of one share of common stock; the number of PSUs actually issued as shares of stock depends on actual achievement in relation to performance goals for the three-year period.

LTI Awards that are performance-based and payable in cash following the end of a three-year period are defined as “Performance Cash Units” or “PCUs” under our incentive compensation plan. Each PCU represents the potential to be paid $1.00, and the number of PCUs that are paid in dollars depends on actual achievement in relation to performance goals for the three-year period.

Stock Options

The number of shares covered by Stock Options granted to each NEO is determined by dividing the dollar value of the Total Target LTI Opportunity allocated to Stock Options by a value for an option to purchase one share of our stock as determined by the Committee. Typically, the Committee has used the Black Scholes methodology to determine the value of one option based on a share price of the Company’s stock as of a specific date during the second half of March in each year; the share exercise price of Stock Options is fair market value on the date of grant.

Long term Incentive Compensation Awards for the 2018 – 2020 Performance Period

On February 5, 2018, pursuant to the Company’s Long Term Incentive Compensation Plan (the “LTI Plan”) the Committee determined, and the Company’s Board ratified and approved, the overall design and other features of the Company’s LTI Plan for the 2018 through 2020 performance period (the “2018-2020 Period”) as applied to the NEOs.

The Committee first determined that the following NEOs would be awarded the total opportunities for long term executive compensation as a percentage of their respective base compensation as follows:

Named Executive Officer	Total Opportunity as % of Base Salary	2018 Salary	Total Value of Long-Term Incentive Opportunity at Target	75% of Total Opportunity: Paid in PSUs and PCUs for “Target” Performance(1)	25% of Total Opportunity: Paid in Stock Options

Roger H. D. Lacey	75%	$330,000	$247,500	$185,625	$61,875

Mark Fandrich	50%	$233,200	$116,600	$87,450	$29,150

Scott Otis	40%	$227,862	$91,145	$68,359	$22,786

(1)	Payable half in PSUs and half in PCUs.

With respect to LTI Awards for the 2018-2020 Period, (i) the Committee determined that the relevant performance period for measuring financial performance would be average results for each of the three year periods ending 2020; (ii) performance measures for this period were determined for the Company on a consolidated basis, as well as “minimum,” “target” and “maximum” goals for each performance measure; (iii) Company consolidated performance measures (and percentage weight given to each measure) were determined to be three-year separate year adjusted EBITDA (70%) and three-year separate year Revenue (30%); and (iv) to the extent earned, long term compensation payable to NEOs and other Senior Executives will be paid 50% in Company stock and 50% in cash following the end of the three-year period.

With respect to each NEO, the opportunity to earn long term compensation under an LTI Award is initially determined as a dollar value that is a percentage of the Executive’s base salary. In each case, 50% of this dollar value will be divided by $3.53, the average price of the Company’s stock over the 20-business-day period ended March 23, 2018, with the number so determined becoming an award of the same number of PSUs, with each PSU representing the potential issuance of one share of Company stock. The other 50% of the LTI Award value will be an award of PCUs that represent the opportunity to receive cash to the extent earned. Prior to March 15, 2021, the Committee will assess actual performance against the performance measures established for each Named Executive and determine the number of shares of Company stock to be issued and cash to be paid to each Named Executive.

The following table shows the dollar value of the total LTI Award opportunity awarded to each of the Named Executives that would result in the issuance of shares of Company common stock and payment of cash after the end of the 2018-2020 Period based on achievement in relation to target and maximum goals. Achievement below the target goal for each performance measure will result in a reduced number of shares being issued and cash paid, and if achievement fails to meet any of the applicable minimum performance goals, the Named Executive will not be paid any cash or issued any shares under the PSUs awarded.

Named	Value of Total Opportunity	75% Value of PSUs / PCUs at Target	Target PSUs	Maximum PSUs	Target PCUs	Maximum PCUs
Roger H. D. Lacey	$247,500	$185,625	26,292	39,438	$92,813	$139,219

Mark Fandrich	$116,600	$87,450	12,387	18,581	$43,725	$65,588

Scott Otis	$91,145	$68,359	9,683	14,525	$34,179	$51,269

The following table presents the dollar value of stock options awarded to the three NEOs eligible to participate in the long term incentive compensation plan and the number of shares potentially issuable pursuant to these options at an assumed value per option of $1.00 per share:

Named	Value of Total Opportunity	25% Value of Stock Options	Stock Options

Roger H. D. Lacey	$247,500	$61,875	61,875

Mark Fandrich	$116,600	$29,150	29,150

Scott Otis	$91,145	$22,786	22,786

Other Compensation

In addition to participating in Company-wide plans providing health, dental and life insurance on the same basis as all of our other U.S.-based employees, our Senior Executives receive other compensation in various forms, primarily the following:

●	An annual contribution to the Company’s Employee Stock Ownership Plan and Trust (“ESOP”).

●	An annual matching contribution of up to 50% of each executive’s personal contribution to the Company’s 401(k) Plan up to the first 6% of the personal contribution.

●	A car allowance or company car.

●	In individual, unique circumstances, additional compensation to support an overseas assignment or travel to a residence away from the Company’s offices.

The amount of this other compensation for our Named Executive Officers is presented in the column titled “All Other Compensation” under the “Summary of Executive Compensation Table” and the “Other Compensation Table.”

Employment Agreements

None of our NEOs have a written employment agreement.

Stock Ownership Guidelines

The Company has adopted guidelines for stock ownership by our Senior Executives. For our Chief Executive Officer, the guideline is beneficial ownership of shares valued at three times base salary; for our Chief Financial Officer the guideline is beneficial ownership of shares valued at two times base salary; and, for all other Senior Executives, guideline beneficial ownership of shares having a value equal to one times base salary. Stock ownership includes shares held directly and shares beneficially held in the Company’s ESOP, but does not include unexercised stock options or shares potentially payable under Incentive Awards. The Company annually reviews each executive’s progress towards achieving ownership equal to the ownership guidelines.

Consideration of Risk in Compensation

The Company believes placing substantial emphasis on long-term incentive compensation encourages executives to direct their efforts to promote the creation of long-term shareholder value and that promoting the creation of long-term value discourages behavior that leads to excessive risk. The Committee believes that the following features of our compensation programs provide incentives for the creation of long-term shareholder value and encourage high achievement by our executive officers without encouraging inappropriate or unnecessary risk taking:

●	We balance rewards for short and long-term decision making by providing both annual bonus compensation and long-term incentive compensation.

●	Our long-term incentives in the form of stock options become exercisable over a four-year period and remain exercisable for up to seven years from the date of grant.

●	Our long-term incentive compensation awards become payable only if, after completion of a multi-year period, actual performance over the period compared to pre-established performance goals justifies a payment.

Because of our stock ownership guidelines, officers and key employees require all executives to make progress towards owning stock equal to at least one times their base compensation, we believe our NEOs are less likely to expose the Company to inappropriate or unnecessary risks.

The financial metrics used in our incentive compensation programs are measures the Committee believes drive long-term shareholder value. Moreover, the Committee attempts to set ranges for these measures that encourage success without encouraging excessive risk taking to achieve short term results. In addition, all forms of incentive compensation specify a maximum amount that cannot exceed two times the target amount, no matter how much financial performance exceeds the ranges established at the beginning of the year.

SUMMARY COMPENSATION TABLE

The following table presents information regarding compensation earned in 2018 and 2017 for services in all capacities by the Company’s Chief Executive Officer Roger H.D. Lacey, the Company’s Chief Financial Officer Mark Fandrich, and the other most highly compensated executive officers of the Company in 2018 (together referred to as the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Options Award ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)

Roger H.D. Lacey	2018	330,000	--	93,600	69,265	174,311	17,862	685,038
President and Chief Executive Officer	2017	300,000	--	79,909	51,595	---	20,823	452,327

Mark Fandrich	2018	233,200	--	44,098	18,759	96,784	21,038	413,879
Group Business President and Chief Financial Officer	2017	212,000	15,000	26,202	24,307	---	20,829	298,338

Scott Otis	2018	227,862	--	34,471	14,664	95,650	22,480	395,127
Group Business President & General Manager, Transition. Networks, Inc & Net2Edge	2017	221,225	--	63,258	39,538	50,596	21,770	396,387

(1)	Represents stock earned under the Company’s Annual Bonus Plan and Long-Term Incentive Plan (“LTI Plan”). The values expressed represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and Item 402(r)(2)(iv) of Regulation S-K, using the assumptions discussed in Note 8, “Stock Compensation” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)	The values expressed represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and Item 402(r)(2)(iv) of Regulation S-K, using the assumptions discussed in Note 8, “Stock Compensation,” in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(3)	Represents amounts earned under the Company’s Short-term Incentive plan. See “Non-Equity Incentive Plan Compensation Table” below.

(4)	See “Other Compensation Table” below.

Non-Equity Incentive Plan Compensation Table

The following table provides a breakdown of information under the column “Non-Equity Incentive Plan Compensation” in the preceding Summary Compensation Table.

Name	Year	Short-Term Plans ($)	Long-Term Plans ($)
Mr. Lacey	2018	174,311	—
	2017	—	—

Mr. Fandrich	2018	96,784	—
	2017	—	—

Mr. Otis	2018	95,650	—
	2017	50,596	—

Other Compensation Table

The following table provides a breakdown of information under the column “Other Compensation” above.

Name	Year	Contributions to Defined Contribution Plan ($)	Non-Elective Contributions to CSI Defined Contribution Plan ($)	Other ($)	Total ($)
Mr. Lacey	2018	5,139	4,973	7,750	17,862
	2017	8,100	4,973	7,750	20,823

Mr. Fandrich	2018	7,012	6,276	7,750	21,038
	2017	6,803	6,276	7,750	20,829

Mr. Otis	2018	7,802	6,929	7,750	22,480
	2017	7,091	6,929	7,750	21,770

 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by Named Executive Officers as of December 31, 2018.

	Number of Securities Underlying Unexercised Options					Shares or Units of Stock that have not Vested		Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights that have not Vested
Name	Exercisable (#)	Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number (#)	Market Value ($)	Number of (#)		Market or Payout Value of ($)
Mr. Lacey	12,195	--		11.70	6/4/2021
	16,991	5,664	(1)	11.65	3/17/2022
	24,950	--		11.09	4/3/2022
	25,050	--		11.05	5/21/2022
	16,667	--		7.34	1/25/2023
	20,625	20,625	(2)	6.85	3/15/2023
	14,063	42,187	(3)	4.40	3/31/2024
	--	61,875	(4)	3.61	3/9/2025
	--	50,000	(5)	2.55	12/12/2025
								18,960	(6)	83,424
								39,438	(7)	140,399

Mr. Fandrich	10,000	10,000	(8)	5.72	8/29/2023
	6,625	19,875	(3)	4.40	3/31/2024
	--	29,150	(4)	3.61	3/9/2025
								8,933	(6)	39,305
								18,581	(7)	66,148

Mr. Otis	3,641	--		10.10	3/15/2020
	15,994	--		12.97	3/21/2021
	40,000	--		11.70	6/4/2021
	12,763	4,254	(1)	11.65	3/17/2022
	10,535	10,534	(2)	7.34	3/15/2023
	5,000	5,000	(9)	4.55	2/24/2024
	5,531	16,592	(3)	4.40	3/31/2024
	7,500	7,500	(10)	3.72	12/18/2024
	--	22,786	(4)	3.61	3/9/2025
								7,457	(6)	32,811
								14,525	(7)	51,709

(1)	Vesting one-fourth on each of March 17, 2016, 2017, 2018 and 2019.

(2)	Vesting one-fourth on each of March 15, 2017, 2018, 2019 and 2020.

(3)	Vesting one-fourth on each of March 31, 2018, 2019, 2020 and 2021.

(4)	Vesting one-fourth on each of March 9, 2018, 2019, 2020 and 2021.

(5)	Vesting one-half on each of June 12, 2019 and December 12, 2019.

(6)	Vesting on December 31, 2019, subject to attaining performance goals under 2017 - 2019 LTI Plan.

(7)	Vesting on December 31, 2020, subject to attaining performance goals under the 2018 - 2020 LTI Plan.

(8)	Vesting one-fourth on each of August 29, 2017, 2018, 2019 and 2020.

(9)	Vesting one-half on each of February 24, 2018 and 2019.

(10)	Vesting vest one-half on each of December 18, 2018 and 2019.

2018 Options Exercised and Stock Vested

No options were exercised and no stock awards vested in 2018.

POTENTIAL PAYMENTS UNDER CHANGE OF CONTROL

The Company has entered into Change of Control Agreements (“CIC Agreements”) with each Named Executive Officer. CIC Agreements provide for payment of severance compensation if (A) there is a change in control of the Company and (B) within 24 months following this change of control, there is either (i) an involuntary termination of employment other than for cause, death, disability or retirement or (ii) a voluntary termination of employment for Good Reason (each a “Triggering Event”). Under the CIC Agreements, “Good Reason” includes a material diminution in the person’s base salary, duties or authority, or those of his immediate superior, or a material diminution in the budget over which the person has authority or a change in geographic location of the person’s job. The CIC Agreements include provisions requiring each executive to maintain confidentiality of information acquired during the period of employment, to refrain for a period of one year from competing with the Company or soliciting other Company employees to leave their employment with the Company and to provide a release of all claims against the Company in exchange for the benefit paid pursuant to the CIC agreement. In the event of a change in control, the Company’s LTI Plan provides for partial vesting and payment of unvested Incentive Awards and the Company’s Stock Option Plan provides for vesting of unvested stock options, in each case irrespective of whether or not a Triggering Event has occurred.

Assuming a change of control occurred on January 1, 2019, the following table presents amounts potentially payable to each of the Named Executive Officers, without and with a corresponding Triggering Event.

Name	Reason for Payment	Cash Severance ($)(1)	Partial Vesting of Incentive Awards ($)(2)	Vesting of Unvested Options(3)	Total ($)

Mr. Lacey	Change of Control without a Triggering Event	—	—	—	—
	Change of Control with Triggering Event	354,683	—		354,683

Mr. Fandrich	Change of Control without a Triggering Event	—	—	—	—
	Change of Control with Triggering Event	233,439	—	—	233,439

Mr. Otis	Change of Control without a Triggering Event	—	—	—
	Change of Control with Triggering Event	271,402	—	—	271,402

(1)	The amounts in this column reflect the amount of cash severance the Company would be obligated to pay these individuals in the form of a single lump-sum cash payment pursuant to their CIC Agreements.

(2)	The amounts in this column reflect the estimated value of unvested Incentive Awards under the Company’s LTI Plan at December 31, 2018 that would become payable upon the occurrence of a change in control.

(3)	The amount in this column represents in-the-money value of options assuming vesting upon a change in control at January 1, 2019. As of the immediately preceding business day, the exercise price of unvested options granted to these NEOs was greater than the closing market price of our common stock.

DIRECTOR COMPENSATION

The 2018 compensation of non-employee directors was as follows: (i) each director was paid an annual cash retainer of $20,000; (ii) each director was granted options to purchase 10,000 shares of common stock; (iii) the two committee chairs were each paid an additional $7,500 in cash; (iv) each non-chair committee member was paid an additional $5,000 in cash; (v) the non-executive Board Chair was paid an additional $20,000 in cash; and (vi) the Board Secretary was paid an additional $35,000 in cash.

The following table presents the 2018 cash and dollar value of stock options paid to each Company’s non-employee Board member.

Name (1)	Fees Earned or Paid in Cash ($)	Options Awards ($)(2)	Total ($)

Curtis A. Sampson	40,000	4,647	44,647
Gerald D. Pint (3)	10,417	--	10,417
Richard A. Primuth	67,500	4,647	72,147
Randall D. Sampson	32,500	4,647	37,147
Steven C. Webster	27,500	4,647	32,147

(1)	In addition to compensation as directors, the named directors serve in differing roles for which they receive separate compensation, including as a committee chair, committee member, and Board Secretary. See “The Board, Board Committees and Meetings” and “Board Leadership” above under “Corporate Governance.”

(2)	Values expressed represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and Item 402(r)(2)(iv) of Regulation S-K, using the assumptions discussed within Note 8 in the notes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(3)	Mr. Pint’s term ended at the 2018 Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Board has adopted Governance Guidelines that include provisions with respect to conflicts of interest. These Guidelines describe “conflict of interest” as a situation in which a director’s personal interest, including an immediate family member interest, is adverse to, or may appear to be adverse to, the interests of the Company. The Guidelines provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company, must be disclosed promptly to the Chief Executive Officer, the Chairman, and the Company’s primary legal counsel.

If the Company wishes to proceed with a transaction involving a potential conflict of interest, the Board would intend to seek prior approval from the Audit & Finance Committee to ensure the transaction is beneficial to the Company and the terms of the transaction are fair to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s officers, directors and beneficial holders of 10% or more of the Company’s securities are required to file reports of their beneficial ownership with the SEC on Forms 3, 4 and 5. To the Company’s knowledge, based solely on a review of the copies of these reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2018, all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial holders were complied with.

OTHER INFORMATION

Contacting the Board of Directors

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual Director at: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual Director, as appropriate, depending on the facts and circumstances outlined in the communication received. For example, a complaint regarding accounting, internal accounting controls or auditing matters will be forwarded to the Chair of the Audit & Finance Committee for review. Complaints and other communications may be submitted on a confidential or anonymous basis.

Shareholder Proposals for 2020 Annual Meeting

The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the Company, to present proposals for shareholder action in the Company’s proxy statement where the proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission’s proxy rules. The next annual meeting of the shareholders of Communications Systems, Inc. is expected to be held on or about May 21, 2020, and proxy materials in connection with that meeting are expected to be made available on or about April 9, 2020. Shareholder proposals prepared in accordance with the Commission’s proxy rules to be included in the Company’s Proxy Statement must be received at the Company’s corporate office, 10900 Red Circle Drive, Minnetonka, Minnesota 55343, Attention: President, by December 12, 2019, in order to be considered for inclusion in the Board of Directors’ Proxy Statement and proxy card for the 2020 Annual Meeting of Shareholders. Any proposal must be in writing and signed by the shareholder. In addition, if the Company is not notified by February 25, 2020, of a matter to be brought before the 2020 Annual Meeting of Shareholders by a shareholder, the proxies held by management may provide the discretion to vote against the proposal even though it is not discussed in the proxy statement for the meeting.

The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

Properly Brought Business

The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of the shareholder’s intention to bring the business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days or more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of the Company’s Bylaws, which are available for inspection by shareholders at the Company’s principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company’s Bylaws.

Shareholder Nominations

The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by the shareholder to the Secretary of the Company not less than 45 days or more than 75 days prior to a meeting date corresponding to the previous year’s annual meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of the Company’s Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, that person will not be eligible for election as a director.

Other Matters

Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

By Order of the Board of Directors,

Roger H.D. Lacey, Chairman

COMMUNICATIONS SYSTEMS, INC.

1990 EMPLOYEE STOCK PURCHASE PLAN1

1.       Establishment of Plan. Communications Systems, Inc. (hereinafter referred to as the “Company”) proposes to grant to certain employees of the Company the opportunity to purchase common stock of the Company. Such common stock shall be purchased pursuant to the plan herein set forth which shall be known as the “COMMUNICATIONS SYSTEMS, INC. 1990 EMPLOYEE STOCK PURCHASE PLAN” (hereinafter referred to as the “Plan”). The Company intends that the Plan shall qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with the requirements of said Section 423 and the regulations thereunder.

2.       Purpose. The Plan is intended to encourage stock ownership by all eligible Employees of the Company and by eligible Employees of any Subsidiaries that adopt the Plan with the consent of the Company. The Plan is further intended to incent Employees to remain in employment, improve operations, increase profits, and contribute more significantly to the Company’s success.

3.       Administration.

(a)      The Plan shall be administered by a stock purchase committee (hereinafter referred to as the “Committee”) consisting of not less than three directors or employees of the Company, as designated by the Board of Directors of the Company (hereinafter referred to as the “Board of Directors”). The Board of Directors shall fill all vacancies in the Committee and may remove any member of the Committee at any time, with or without cause.

(b)     Unless the Board of Directors limits the authority of the Committee, the Committee shall be vested with full authority to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan. The Committee may delegate ministerial duties to such of the Company’s employees, outside entities and outside professionals as the Committee so determines. For all purposes of this Plan other than the Plan’s Section 3(b), references to the Committee shall also refer to the Board of Directors.

1 As amended through ~~April 3, 2015.~~February 19, 2019. Amendments prior to ~~April 3, 2015~~February 19, 2019 are summarized on page 13. On ~~April 3, 2011,~~February 19, 2019 the Company’s Board amended Section 10 of the Plan to increase shares authorized for issuance from ~~500,000 to 600,000, and~~600,000 to 700,000, and the Company’s Board has submitted this amendment ~~was approved by the Company’s~~to shareholders for their approval at the May ~~21, 2015~~22, 2019 Annual Meeting of Shareholders.

1

(c)     The Company shall pay all expenses of administering the Plan, other than costs associated with either any required tax withholding or the sale or other disposition of shares purchased under the Plan. No member of the Board of Directors of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

4.       Duration and Phases of the Plan.

(a)     The Plan will commence on July 1, 1990 and will terminate when all shares authorized for issuance under Section 10 of this Plan, as it may be amended from time to time, are issued or at such earlier date as shall be determined by the Company’s Board of Directors, except that any Phase commenced prior to such termination shall, if necessary, be allowed to continue beyond such termination until completion. Notwithstanding the foregoing, this Plan shall be considered of no force or effect and any options granted shall be considered null and void unless the holders of a majority of all the issued and outstanding shares of the common stock of the Company approve the Plan within twelve (12) months after the date of its adoption by the Board of Directors; and, further, any amendment of this Plan to increase the number of shares authorized for issuance under Section 10 of this Plan shall be considered of no force or effect and any options granted thereafter shall be considered null and void unless the holders of a majority of all the issued and outstanding shares of the common stock of the Company approve such amendment of the Plan within twelve (12) months after the date Section 10 is amended by the Board of Directors to increase the number of shares authorized for issuance.2

(b)     The Plan shall be carried out in one or more phases, each phase being for a period of one year or such other period of time as may be determined by the Board of Directors or Committee,3 provided that no phase shall be for a period of longer than twenty-seven (27) months (“Phases”). Phases may run concurrently or overlap with any other Phase. The existence and date of commencement of a Phase (the “Commencement Date”) shall be determined by the Committee and shall terminate on a date (the “Termination Date”) determined by the Committee consistent with the limitations specified above, provided that the commencement of the first Phase shall be within twelve (12) months before or after the date of approval of the Plan by the shareholders of the Company. In the event all of the stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the commencement of one or more Phases scheduled by the Committee or the number of shares remaining is so small, in the opinion of the Committee, as to render administration of any succeeding Phase impracticable, such Phase or Phases shall be cancelled. Phases shall be numbered successively as Phase 1, Phase 2, Phase 3, etc.

2 Amended effective January 1, 2002.

3 Amended effective August 10, 2005

2

(c)     The Board of Directors may elect to accelerate the Termination Date of any Phase effective on the date specified by the Board of Directors in the event of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company. Subject to any required action by the shareholders, if the Company shall be involved in any merger or consolidation, in which it is not the surviving corporation, and if the Board of Directors does not accelerate the Termination Date of the Phase, each outstanding option shall pertain to and apply to the securities or other rights to which a holder of the number of shares subject to the option would have been entitled.

(d)    A dissolution or liquidation of the Company shall cause each outstanding option to terminate, provided in such event that, immediately prior to such dissolution or liquidation, each Participant shall be repaid the payroll deductions credited to the Participant’s account without interest.

5.       Eligibility. All Employees, as defined in Section 19 hereof, who are employed by the Company at least one day prior to the Commencement Date of a Phase shall be eligible to participate in such Phase. For any Phase, the Company may choose to further exclude one or more of the following categories of employees, so long as the exclusions are applied in an identical manner:

(a)     Employees employed less than two years.

(b)     Employees whose customary employment is 20 hours or less per week.

(c)     Employees whose customary employment is not more than five months a calendar year.

(d)     Highly compensated employees (as defined in Code Reg. § 1.423-2(e)).

(e)     Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) if the grant of the option is prohibited under the laws of such foreign jurisdiction, or if the compliance with the laws of the foreign jurisdiction would cause this Plan to violate Code § 423 and the regulations promulgated thereunder.

6.       Participation.

(a)     Participation in the Plan is voluntary. An eligible Employee may elect to participate in any Phase of the Plan, and thereby become a “Participant” in the Plan, by

3

completing the Plan payroll deduction form provided by the Company and delivering it to the Company or its designated representative prior to the Commencement Date of that Phase.

(b)     Once enrolled in the Plan, a Participant will continue to participate in the Plan until he or she withdraws from the Plan pursuant to Section 9(a), or until contributions are discontinued under Section 8(a)(v)(A) or Section 9(e), or is no longer an eligible Employee pursuant to 9(f). A Participant who withdraws from the Plan pursuant to Section 9(a) or is no longer an eligible Employee pursuant to Section 9(f) may again become a Participant, if the Participant is then an eligible Employee, by proceeding as provided in Section 6(a) above, which shall be effective as of the next Commencement Date. A Participant whose payroll deductions were discontinued because of Section 8(a)(v)(A) will automatically resume participation at the Commencement Date of the next Phase of the Plan that ends in the next calendar year, if he or she is then an eligible Employee at the same level as in effect at the time of the suspension. A Participant whose payroll deductions were discontinued because of Section 9(e) may resume participation and payroll deductions on the Commencement Date of the next Phase after the Participant is again permitted to make deferrals under the Company’s deferred compensation plan, if he or she is then an eligible Employee, by proceeding as provided in Section 6(a) above.

7.       Payroll Deductions.

(a)     Upon enrollment, a Participant shall elect to make contributions to the Plan by payroll deductions in increments based on a dollar amount or percentage of Base Pay (rounded to whole dollar amounts and in amounts calculated to be as uniform as practicable throughout the period of the Phase), in the aggregate amount not in excess of 10% of such Participant’s Base Pay for the term of the Phase, as determined according to Section 19 hereof, nor in excess of the limit specified in Section 8(a)(v)(A) below. Payroll deductions for a Participant shall commence on the first payday after the Commencement Date of the Phase and shall terminate on the last payday immediately prior to or coinciding with the Termination Date of that Phase unless sooner terminated by the Participant as provided in Section 9 hereof. Except for payroll deductions, a Participant may not make any separate cash payments into the Participant’s account under the Plan. The minimum authorized payroll deduction is $10 per payroll period.

(b)     In the event that the Participant’s compensation for any pay period is terminated or reduced from the compensation rate for such a period as of the Commencement Date of the Phase for any reason so that the amount actually withheld on behalf of the Participant as of the Termination Date of the Phase is less than the amount anticipated to be withheld over the Phase year as determined on the Commencement Date of the Phase, then the extent to which the Participant may exercise the Participant’s option shall be based on the amount actually withheld on the Participant’s behalf. In the event of a change in the pay period of any Participant, such as from bi-weekly to monthly, an

4

appropriate adjustment shall be made to the deduction in each new pay period so as to ensure the deduction of the proper amount authorized by the Participant.

(c)     A Participant may withdraw from participation in the Phase and terminate the Participant’s payroll deduction authorized at such times as determined by the Committee and shall have the rights provided in Section 9. No Participant shall be entitled to increase or decrease the amount to be deducted during a Phase after the Commencement Date of that Phase.

(d)     All payroll deductions made for Participants shall be credited to their respective accounts under the Plan.

(e)     Except for his right to discontinue participation in the Plan as provided in Paragraph 9, no Participant shall be entitled to increase or decrease the amount to be deducted in a given phase after the Commencement Date.

8.       Options.

(a)     Grant of Option.4

(i)	A Participant who is employed by the Company as of the Commencement Date of a Phase shall be granted an option as of such date to purchase a number of full shares of Company common stock to be determined by dividing the total amount to be credited to that Participant’s account under Section 7 hereof by the applicable option price set forth in Section 8(a)(ii)(A) or (B) hereof, subject to the limitations of Sections 8(a)(v)(A), 8(a)(v)(B), 8(a)(v)(C) and 10 hereof.

(ii)	Prior to the commencement of a Phase, the Board or Committee shall determine the option price for shares of common stock to be purchased during that Phase, as a percentage the fair market value of such shares of common stock on the Termination Date of the Phase, which shall not be less than:

A.	For the period beginning on and after April 1, 2011, but subject to shareholder approval, eighty-five percent (85%) of such fair market value.[5]

4 Amended effective August 10, 2005

5 Amended March 3, 2011

5

B.	For the period beginning on December 1, 2006 and prior to April 1, 2011, ninety-five percent (95%) of such fair market value.

(iii)	The fair market value of shares of common stock of the Company shall be determined by the Committee for each valuation date in a manner acceptable under Section 423, Internal Revenue Code of 1986.

(iv)	All Employees granted options pursuant to the Plan shall have the same rights and privileges, except as may be provided for in this Plan and pursuant to Treas. Reg. § 1.423-2(f). The Committee may impose uniform additional conditions and restrictions not inconsistent with Section 423 with respect to all options granted during a phase, including but not limited to restrictions on the hold and resale of shares received upon exercise of the option.

(v)	Anything herein to the contrary notwithstanding, no Employee shall be granted an option hereunder:

A.	Which permits the Participant’s rights to purchase shares of stock under all employee stock purchase plans of the Company, its Subsidiaries or its parent, if any, to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. In the case of shares purchased during a Phase that commenced in the current calendar year, the limit shall be equal to $25,000 minus the Fair Market Value of the shares that the Participant previously purchased in the current calendar year under the Plan and all other employee stock purchase plans of the Company. In the case of shares purchased during a Phase that commenced in the immediately preceding calendar year, the limit shall be equal to $50,000 minus the Fair Market Value of the shares that the Participant previously purchased under this Plan and all other employee stock purchase plans of the Company in the current calendar year and in the immediately preceding calendar year. Any amounts that accrue in excess of this limit shall be immediately refunded at the end of the Phase, without interest.

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B.	Which permits the Participant’s rights to purchase shares of stock under all employee stock purchase plans of the Company, its Subsidiaries or its parent, if any, that per Phase exceed the number of shares equal to $25,000 divided by the fair market value of the stock on the first day of the Phase.

C.	If immediately after the grant such Participant would own and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or of any Subsidiary of the Company. For purposes of determining stock ownership under this Section, the rules of Section 424(d) of the Internal Revenue Code, as amended, shall apply.

(vi)	The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(b)	Exercise of Option.

(i)	Unless a Participant gives written notice to the Company pursuant to Section 8(b)(ii) or Section 9 prior to the Termination Date of a Phase, his option for the purchase of shares will be exercised automatically for the Participant as of such Termination Date for the purchase of the number of full shares of Company common stock which the accumulated payroll deductions in the Participant’s account at that time will purchase at the applicable option price set forth in Section 8(a)(ii), and subject to the limitations set forth in Sections 8(a)(v)(A), 8(a)(v)(B) and 10 hereof.

(ii)	A Participant may, by written notice to the Company at any time during the thirty (30) day period immediately preceding the Termination Date of a Phase, elect, effective as of the Termination Date of that Phase, to exercise his option for a specified number of full shares less than the maximum number which may be purchased under his option.

(iii)

As promptly as practicable after the Termination Date of any Phase, the Company will deliver to each Participant herein the common stock purchased upon the exercise of his option. Any balance in Participant’s account not used for the purchase of common stock as

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of the Termination Date of a Phase shall be carried over (without interest) and credited to Participant’s account for the next Phase of the Plan, subject to Participant’s right to be paid such amount without interest in the event Participant subsequently withdraws from or terminates participation in the Plan as provided in Section 9.[6]

(iv)	The Committee may appoint a registered broker dealer to act as agent for the Company in holding and performing ministerial duties in connection with the Plan, including, but not limited to, maintaining records of stock ownership by Participants and holding stock in its own name for the benefit of the Participants. No trust or escrow arrangement shall be expressed or implied by the exercise of such duties by the agent. A Participant may, at any time, request of the agent that any shares allocated to the Participant be registered in the name of the Participant, in which event the agent shall issue a certificate for the whole number of shares in the name of the Participant and shall deliver to the Participant any cash for fractional shares, based on the then fair market value of the shares on the date of issuance.

9.       Withdrawal or Termination of Participation.

(a)     A Participant may, at any time prior to the Termination Date of a Phase, withdraw all payroll deductions then credited to his account by giving written notice to the Company. Promptly upon receipt of such notice of withdrawal, all payroll deductions credited to the Participant’s account after March 31, 2011 will be paid to him without interest and no further payroll deductions will be made during that Phase.7 In such event, the option granted the Participant under that Phase of the Plan shall lapse immediately. Partial withdrawals of payroll deductions hereunder may not be made. Subject to Section 9(e) below, a Participant’s withdrawal will not have any effect upon the Participant’s eligibility to participate in any succeeding Phase of the Plan or in any similar plan that may hereafter be adopted by the Company.

(b)     Notwithstanding the provisions of Section 9(a) above, if a Participant is obligated to file reports pursuant to Section 16 of the Securities Exchange Act of 1934 (whether at the commencement of a Phase or during a Phase) then such a Participant shall not have the right to withdraw all or a portion of the accumulated deductions except in accordance with Section 9(c) and (d) below.

6 Amended effective March 1, 2012

7 Amended March 3, 2011

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(c)     In the event of the death of a Participant, the person or persons specified in Section 14 may give notice to the Company within sixty (60) days of the death of the Participant electing to purchase the number of full shares which the accumulated payroll deductions in the account of such deceased Participant will purchase at the option price specified in Section 8(a)(ii) and have the balance in the account distributed in cash without interest to the person or persons specified in Section 14. If no such notice is received by the Company within said sixty (60) days, the accumulated payroll deductions will be distributed in full in cash without interest to the person or persons specified in Section 14.

(d)     Upon termination of Participant’s employment for any reason other than death of the Participant, the payroll deductions credited to his account without interest shall be returned to him.

(e)     In the event the Participant’s participation is suspended under the Company’s deferred compensation plan as a result of receiving a hardship withdrawal, the Participant shall be immediately and automatically suspended from the Plan and all payroll deductions shall be discontinued and returned to the Participant, without interest. The Participant shall again participate in the Plan as provided in Section 6(b) above.

(f)      In the event the Participant ceases to be an eligible Employee, although still employed by the Company, the Participant shall be deemed to have discontinued participation in the Plan and all payroll deductions shall be discontinued. Participant shall have the right to purchase the number of full shares, which the accumulated payroll deductions in his or her account as of the date the employee ceases to be an eligible Employee will purchase at the option price and time specified in Section 8 above. The balance remaining in Participant’s account after such purchase shall be distributed to Participant without interest.

(g)     The Committee shall be entitled to make such rules, regulations and determination as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine:

(i)	Whether or not any such leave of absence shall constitute a termination of employment for purposes of the Plan; and

(ii)	The impact, of any, of any such leave of absence on options under the Plan theretofore granted to any Participant who takes such leave of absence.

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10.     Stock Reserved for Options. ~~Six~~Seven Hundred Thousand (~~600,000~~700,000)8 shares of the Company’s $.05 par value common stock are reserved for issuance upon the exercise of options to be granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

(b)     If the total number of shares of Company common stock for which options are to be granted for a given Phase as specified in Section 8 exceeds the number of shares then remaining available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding) and if the Committee does not elect to cancel such Phase pursuant to Section 4, the Committee shall make a pro rata allocation of the shares remaining available in as uniform and equitable a manner as it shall consider practicable. In such event, the options to be granted and the payroll deductions to be made pursuant to the Plan which would otherwise be effected may, in the discretion of the Committee, be reduced accordingly. The Committee shall give written notice of such reduction to each Participant affected.

(c)     The Participant (or a joint tenant named pursuant to Section 10(d) hereof) shall have no rights as a shareholder with respect to any shares subject to the Participant’s option until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Section 12 hereof.

(d)     The shares of Company common stock to be delivered to a Participant pursuant to the exercise of an option under the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Committee prior to the Termination Date of that Phase of the Plan, in the names of the Participant and one other person the Participant may designate as his joint tenant with rights of survivorship, to the extent permitted by law.

11.     Accounting and Use of Funds. Payroll deductions for each Participant shall be credited to an account established for him under the Plan. Such account shall be solely for bookkeeping purposes and no separate fund or trust shall be established hereunder and the Company shall not be obligated to segregate such funds. All funds from payroll deductions received or held by the Company under the Plan may be used, without limitation, for any corporate purpose by the Company.

8 Originally 100,000 shares (adjusted for stock splits) with authorized shares increased in 1995, 1998, 2002, ~~2008~~2008, 2011, and ~~2011.~~2015. See page 13 below. On ~~April 3, 2011,~~February 19, 2019, the Company’s Board again amended the Plan to increase shares authorized for issuance from ~~500,000 to~~ 600,000 to 700,000 and has submitted this amendment to shareholders for their approval at the May ~~21, 2015~~22, 2019 Annual Meeting of Shareholders.

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12.     Adjustment Provision. (a) Subject to any required action by the shareholders of the Company, the number of shares covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company common stock resulting from a subdivision or consolidation of shares or the payment of a share dividend (but only on the shares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

(b)     In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

(c)     To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Committee, and its determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(d)     Except as hereinbefore expressly provided in this Section 12, no Participant shall have any right by reason of any subdivision or consolidation of shares of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option.

13.     Non-Transferability of Options.

(a)      Options granted under any Phase of the Plan shall not be transferable except under the laws of descent and distribution and shall be exercisable only by the Participant during the Participant’s lifetime and after the Participant’s death only by the Participant’s beneficiary of the representative of the Participant’s estate as provided in Section 9(c) hereof.

(b)     Neither payroll deductions credited to a Participant’s account, nor any rights with regard to the exercise of an option or to receive common stock under any Phase of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Company may, at its option, treat such act as an election to withdraw funds in accordance with Section 9.

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14.     Designation of Beneficiary.

(a)     A Participant may file a written (or if available electronic) designation of a beneficiary who is to receive any cash credited to the Participant’s account under any Phase of the Plan in the event of such Participant’s death prior to exercise of the Participant’s option pursuant to Section 8 hereof, or to exercise the Participant’s option and become entitled to any stock and/or cash upon such exercise in the event of the Participant’s death prior to exercise of the option pursuant to Section 8 hereof. The beneficiary designation may be changed by the Participant at any time by written notice (or if available electronic) to the Company.

(b)     Upon the death of a Participant and upon receipt by the Company of proof deemed adequate by it of the identity and existence at the Participant’s death of a beneficiary validly designated under the Plan, the Company shall in the event of the Participant’s death under the circumstances described in Section 9(c) hereof, allow such beneficiary to exercise the Participant’s option pursuant to Section 9(c) if such beneficiary is living on the Termination Date of the Phase and deliver to such beneficiary the appropriate stock and/or cash after exercise of the option. In the event there is no validly designated beneficiary under the Plan who is living at the time of the Participant’s death under the circumstances described in Section 9(c) or in the event the option lapses, the Company shall deliver the cash credited to the account of the Participant without interest to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Company, it may, in its discretion, deliver such cash to the spouse (or, if no surviving spouse, to any one or more children of the Participant). If no spouse or child is known to the Company, then to such relatives of the Participant known to the Company as would be entitled to such amounts, under the laws of intestacy in the deceased Participant’s domicile as though named as the designated beneficiary hereunder. The Company will not be responsible for or be required to give effect to the disposition of any cash or stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provision of any law concerning intestacy, or otherwise. No designated beneficiary shall, prior to the death of a Participant by whom the beneficiary has been designated, acquire any interest in any stock or in any option or in the cash credited to the Participant’s account under any Phase of the Plan.

15.     Amendment and Termination. The Plan may be terminated at any time by the Board of Directors provided that, except as permitted in Section 4(c) with respect to an acceleration of the Termination Date of any Phase, no such termination will take effect with respect to any options then outstanding. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code of 1986, as amended, or other applicable laws or regulations; provided, however, that no such amendment shall, without prior approval of the shareholders of the Company (1) increase the total number of shares for which options may be granted under the Plan (except as

12

provided in Section 12 herein), (2) permit aggregate payroll deductions in excess of ten percent (10%) of a Participant’s compensation as of the Commencement Date of a Phase, or (3) impair any outstanding option.

16.     Interest. For the period prior to April 1, 2011, interest payable on a Participant’s payroll deductions shall be determined by averaging the month-end balances in the Participant’s account for the period of his participation and computing interest thereon at the rate of three percent (3%) per annum or such higher rate as shall, from time to time, be determined by the Board of Directors.9

17.     Notices. All notices or other communications in connection with the Plan or any Phase thereof shall be in the form specified by the Committee and shall be deemed to have been duly given when received by the Participant or his designated personal representative or beneficiary or by the Company or its designated representative, as the case may be.

18.     Participation of Subsidiaries. The Board of Directors may, by written resolution, authorize the employees of any of its Subsidiaries to participate hereunder. Effective as of the date of coverage of any such Subsidiary, any references herein to the “Company” shall be interpreted as referring to such Subsidiary as well as to Communications Systems, Inc.

In the event that any Subsidiary which is covered under the Plan ceases to be a Subsidiary of Communications Systems, Inc., the employees of such Subsidiary shall be considered to have terminated their employment for purposes of Section 9 hereof as of the date such Subsidiary ceases to be such a Subsidiary.

19.     Definitions.

(a)     “Subsidiary” shall include any corporation defined as a subsidiary of the Company in Section 424(f) of the Internal Revenue Code of 1986, as amended.

(b)     “Employee” shall mean any employee, including an officer, of the Company who as of the first day of the month immediately preceding the Commencement Date of a Phase is customarily employed by the Company for more than fifteen (15) hours per week.

(c)     “Base Pay” is the regular pay for employment for each employee as annualized for a twelve (12) month period, exclusive of overtime, commissions, bonuses, disability payments, shift differentials, incentives and other similar payments, determined as of the Commencement Date of each Phase. In determining Base Pay for any employee for a Phase, the Committee or its designee is authorized to use factors that it determines

9 Amended effective January 1, 2002 and March 3, 2011

13

relevant, including aggregate salary, wages, commissions and bonuses for the prior fiscal year or years.

20.    Miscellaneous.

(a)     The Plan shall not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of stock under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an Employee’s employment at any time.

(b)     The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of such Employee.

(c)     As a condition of the obligations of the Company under this Plan, each Participant must, no later than the date as of which any part of the value of an option under this Plan first becomes includable as compensation in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such value. The Company or any Subsidiary, to the extent permitted by law, may deduct any such taxes from any payment of any kind otherwise due to the Participant. If the Committee permits, a Participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements under this Section by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the Participant, or (ii) delivering (including by attestation) to the Company from shares of stock already owned by the Participant, that number of shares having an aggregate fair market value equal to part or all of the tax payable by the Participant under the this Section, and in the event shares of stock are withheld, the amount withheld will not exceed the minimum required federal, state and FICA withholding amount. Any such election will be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

(d)     The law of the State of Minnesota will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

(e)     The offering of the shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with, the offering or the issue or purchase of the shares covered thereby.

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The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

(f)      It is intended that the Plan and any option granted under the Plan made to a person subject to Section 16 of the Securities Exchange Act of 1934 meet all requirements of Rule 16b-3. If any provisions of the Plan or any option granted under the Plan would disqualify the Plan or such option, or would otherwise not comply with Rule 16b-3, such provision or option shall be construed or deemed amended to conform to Rule 16b-3.

(g)     Notwithstanding any provision in this Plan to the contrary, payroll deduction elections and cancellations or amendments thereto, withdrawals decisions, beneficiary designations, and any other decision or election by a Participant under this Plan may be accomplished by electronic or telephonic means, which includes but is not limited to the Internet, and which are not otherwise prohibited by law and which are in accordance with procedures and/or systems approved or arranged by the Employer or its delegates.

Adopted by Board of Directors: February 15, 1990

Approved by the shareholders May 1990

Amended May 1995 to increase authorized shares to 200,000

Amended May 1998 to increase authorized shares to 300,000

Amended May 2002 to increase authorized shares to 400,000

Amended October 27, 2004 to modify definition of “Base Pay” in Section 19(c)

Amended effective August 1, 2005 to (i) authorize the Board and Committee establish a Phase for a period other than one year (Section 4(b)) and (ii) increase the option price to 95% of fair market value at the Termination Date (Section 8(a)(ii))

Amended December 30, 2008 to increase authorized shares to 500,000

Amended March 3, 2011 to (i) eliminate interest on withdrawn deferrals; (ii) provide discretion to the Committee to establish the option price for a Phase at not less than 85% of fair market value on the Termination Date and (iii) comply with new tax regulations and other administrative changes. Shareholders approved 2011 amendments on May 19, 2011.

Amended effective March 1, 2012 to provide for carryover of cash balances to the next Plan phase to the extent not used to purchased whole shares.

Amended effective March 26, 2015 to increase authorized shares to 600,000.

   Shareholders approved 2015 amendment on May 21, 2015.

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VOTE BY INTERNET - www.proxyvote.com
COMMUNICATIONS SYSTEMS, INC. SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E73080-P20185	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMMUNICATIONS SYSTEMS, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the election of each of the nominees as directors.
1.	To elect the five directors nominated by the Board of Directors to serve one-year terms until the 2020 Annual Meeting of Shareholders (“Proposal No. 1”).		☐	☐	☐

Nominees:

01) Roger H.D. Lacey
02) Richard A. Primuth
03) Curtis A Sampson
04) Randall D. Sampson
05) Steven C. Webster

The Board of Directors recommends you vote FOR Proposals No. 2 and 3.								For	Against	Abstain

2.	To ratify the appointment of Baker Tilly Virchow & Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.							☐	☐	☐

3.	To approve a 100,000 share increase in the Communications Systems, Inc. Employee Stock Purchase Plan.							☐	☐	☐

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES, AND FOR PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD.

For address changes or comments, please check this box and write them on the back where indicated.					☐

Please date and sign exactly as your name(s) appear(s) hereon, indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

COMMUNICATIONS SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 22, 2019

10:00 a.m., Central Daylight Time

Communications Systems, Inc.

10900 Red Circle Drive

Minnetonka, Minnesota

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E73081-P20185

COMMUNICATIONS SYSTEMS, INC.	Proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2019.

The undersigned hereby appoints Roger H.D. Lacey and Mark D. Fandrich, or either of them, as proxies, with full power of substitution to vote all the shares of common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Communications Systems, Inc., to be held on May 22, 2019, at 10:00 a.m., Central Daylight Time, at the offices of Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, Minnesota, or at any adjournment thereof, upon any and all matters that may properly be brought before the meeting or at any adjournment thereof, hereby revoking all former proxies.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed, on the other side)